                                                                     EXHIBIT 4.4

                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT


                 THIS AMENDED AND RESTATED GUARANTY AGREEMENT ("Guaranty"), dated as of the 4th day of November, 1996, is made by International Aircraft Investors, a California corporation ("Guarantor"), in favor of Wells Fargo Bank, N.A. ("Bank") successor by merger to First Interstate Bank of California ("FICAL").

                 A. SWA I corporation, a Nevada corporation ("Debtor") and FICAL have previously made and entered that certain Aircraft Loan Agreement dated as of December 22, 1995 (the "Original Agreement"), pursuant to which FICAL made a loan to Debtor in the original principal amount of $14,500,000. Debtor's obligations under the Original Agreement were guarantied by Guarantor pursuant to a Guaranty Agreement dated as of December 22, 1995 (the "Original Guaranty").

                 B. Pursuant to an Amended and Restated Aircraft Loan Agreement dated as of even date herewith (herein, as the same may from time to time be amended, modified or supplemented, called the "Agreement") between Debtor and Bank, Debtor and Bank have amended and restated the Original Agreement, Bank has agreed to continue to provide a loan to Debtor in an aggregate principal amount not to exceed $13,700,000, such loan to be evidenced by a promissory note of Debtor (the "Note");

                 C. Debtor and Guarantor will derive substantial economic benefit from the extensions of credit to Debtor for which the Agreement provides; and

                 D. Bank is willing to make the loan for which the Agreement provides upon the condition, among other things, that Guarantor execute and deliver to Bank this Guaranty. It is the intention of Guarantor to effect certain amendments to the Original Guaranty, as expressly reflected herein. The Original Guaranty otherwise continues in full force and effect from the date thereof to the Closing Date, and at all times after the Closing Date as restated hereby. As of the Closing Date, any reference to the Original Guaranty in any document executed in connection with the Original Agreement is hereby deemed to be a reference to this Guaranty.

                 In consideration of the foregoing facts and in order to induce Bank to enter into the Agreement and to make the loans contemplated thereunder, Guarantor hereby agrees as follows:

                 1. Definitions. For all purposes of this Guaranty, unless otherwise defined herein or unless the context otherwise requires, all terms used herein which are defined in the Agreement or the Note shall have the respective meanings given them in the Agreement or the Note, as the case may be.

                 2.       Guaranty.

                          2.1     Guarantor hereby unconditionally and
irrevocably guarantees to Bank and its successors, indorsees, transferees and assigns, (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the aggregate unpaid principal amount of, and accrued interest on, the Note and all other obligations and liabilities of Debtor to Bank now existing or hereafter incurred arising out of or in connection with the Agreement or the Note (all such indebtedness, obligations and liabilities being hereinafter called the "Obligations"), and
(b) the due and punctual performance and observance, strictly in accordance with the terms of the Agreement, of each of the terms, conditions, covenants, agreements and indemnities of Debtor under the Agreement and any related loan documents, and if for any reason whatsoever Debtor shall fail to do so, Guarantor shall promptly perform and observe the same. Guarantor further agrees to pay any and all expenses, including reasonable attorneys' fees, which may be paid or incurred by Bank in collecting from Guarantor any or all of the Obligations and/or in enforcing any rights hereunder.

                 2.2 The obligations of Guarantor under this Guaranty shall be continuing, absolute and unconditional under any and all circumstances and shall be paid by Guarantor regardless of (a) the validity, regularity, legality or enforceability of the Agreement, the Note, any of the Obligations or any collateral security or other guaranty therefor at any time or from time to time held by Bank; (b) any defense, offset or counterclaim which may at any time be available to or be asserted by Debtor or Guarantor against Bank; or (c) any other event or circumstance whatsoever which may constitute, or might be construed to constitute, an equitable or legal discharge of a surety or a guarantor, it being the purpose and intent of the Guarantor that this Guaranty and the Guarantor's obligations hereunder shall remain in full force and effect and be binding upon Guarantor and its successors until the Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full.

                 2.3 Guarantor hereby consents that, without the necessity of any reservation of rights against Guarantor and without notice to or assent by Guarantor, any demand for payment of any of the Obligations made by Bank may be rescinded by Bank and any of the Obligations continued, and/or the Obligations, or the liability of any party upon or for any part thereof, or any collateral security or guaranty therefor, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, settled, compromised, subordinated, waived, surrendered or released by Bank, and/or the Agreement, the Note, any collateral security documents or other guaranties or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Bank may deem advisable from time to time, and/or any collateral security at any time securing the payment of the Obligations may be sold, exchanged, waived, surrendered or released, Guarantor remaining bound hereunder notwithstanding the occurrence of any of the foregoing. Bank shall not have any duty to protect, secure, perfect or insure any collateral security at any time securing the payment of the Obligations. This is a guaranty of performance and payment and not merely of collection. Guarantor waives any requirement that Bank make any demand, commence suit or exercise any other right or remedy under the Agreement prior to enforcing its rights against Guarantor hereunder. Guarantor waives diligence, presentment, protest, demand for payment and/or notice of default or non-payment to or upon Debtor or Guarantor with respect to the Obligations. Guarantor waives any right to require Bank to marshall assets in favor of Debtor, Guarantor or any other person or entity. When making any demand hereunder against Guarantor, Bank may, but shall be under no obligation to make a similar demand on any other guarantor, and any failure by Bank to make any such demand or to collect any payments from any such other guarantor or any release of such other guarantor shall not relieve Guarantor of its obligations and liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Bank against Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal or arbitration proceedings.

                 2.4 Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Bank upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Debtor or Guarantor and Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor acknowledges receipt of a copy of the Agreement and the form of the Note.

                 2.5 Guarantor hereby waives any duty on the part of Bank (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Debtor or its affiliates or properties, whether now known or hereafter known by Bank.

                 2.6 This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Bank upon the insolvency, bankruptcy or reorganization of Debtor, or otherwise, all as though such payment had not been made.

                 3. No Subrogation. Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution and any other claim which it may now or hereafter have against Debtor or any other person directly or contingently liable for the Obligations guarantied hereunder, or against or with respect to Debtor's property (including, without limitation, property collateralizing its Obligations to Bank), arising from the existence or performance of this Guaranty.

                 4. Representations and Warranties. Guarantor hereby represents and warrants that (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California
(b) Guarantor has full power, authority
and legal right to execute, deliver and perform this Guaranty and the Guarantor has taken all necessary corporate action to authorize such execution, delivery and performance; (c) this Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms; (d) no consent of any person (including stockholders or any trustee or holder of any obligations of Guarantor), and no consent, license, approval or authorization of, or registration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of, and payment under, this Guaranty; (e) the execution, delivery, performance and payment of this Guaranty does not and will not contravene any applicable law, regulation, order or decree, the certificate of incorporation or by-laws of Guarantor or any provision of any indenture, mortgage, contract or other agreement to which Guarantor, or any person controlled by, controlling, or under common control with Guarantor, is a party or by which any of the same or any of their respective assets may be bound; (f) there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or threatened against or affecting Guarantor (A) which involves the transactions contemplated by this Guaranty, or (B) which if adversely determined, could have a material adverse effect on the financial condition, business or operations of Guarantor; (g) all financial statements of Guarantor heretofore furnished Bank are complete and correct and fairly present the financial condition of Guarantor and the results of its operations for the respective periods covered thereby, and there are no known contingent liabilities or liabilities for taxes of Guarantor which are not reflected in said financial statements and since the date of the most recent financial statements of Guarantor furnished to Bank, there has been no material adverse change in the financial condition, business or operations of Guarantor; and (h) Guarantor is not in default under any indenture, mortgage, contract or other agreement to which it is a party or by which Guarantor or any of its assets may be bound.

                 5. No Changes in Guarantor. Guarantor covenants and agrees that from and after the date hereof and so long as any of the Obligations remain outstanding, it will not (a) enter into any transaction of merger or consolidation unless it is the surviving corporation and after giving effect to such merger or consolidation its tangible net worth equals or exceeds that which existed prior to such merger or consolidation; or (b) liquidate or dissolve; or (c) sell or otherwise dispose of all or any substantial part of its assets; or (d) without limiting the generality of clause (c), sell, transfer or otherwise dispose of any stock of Debtor owned by it as of the date hereof; or (e) without thirty (30) days prior written notice to Bank change its name or chief place of business.

                 6. Additional Covenants of Guarantor. Guarantor covenants and agrees that from and after the date hereof and so long as any of the Obligations remain outstanding, it will: (1) promptly give written notice to Bank of (i) the occurrence of any Default or Event of Default of which it is or should be aware; (ii) the commencement or threat of any material litigation or proceedings affecting it; and (iii) any dispute between it and any governmental regulatory body or other party that might materially interfere with its normal business operations; (2)(i) duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets; (ii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; and (iii) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Guaranty or the operation of its business; (3) permit Bank or its authorized representative at any reasonable time or times following the occurrence and during the continuation of an Event of Default to inspect its books and records; (4) keep proper books of record and account in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities; (5) to comply with the financial covenants set forth in Section 5.13 of the Agreement and (6) furnish to Bank the following financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, (a) as soon as available, but not later than 120 days after each fiscal year end, its consolidated balance sheet as at the end of such fiscal year, and its consolidated statements of income and changes in cash flows for such fiscal year, audited by certified public accountants acceptable to Bank; (b) as soon as available, but no later than 90 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as at the end of such quarterly period and its consolidated statement of income for such quarterly period and for the portion of the fiscal year then ended, certified by its chief financial officer; and (c) promptly, such additional financial and other information as Bank may from time to time reasonably request.

                 7. Notices. All notices, requests and demands to or upon Guarantor, and all notices or requests to Bank, shall be deemed duly given or made, if given by telecopier, when sent, if given by personal delivery or overnight commercial carrier, when delivered or if mailed, the third calendar day after deposit in the United States mail, first class postage prepaid, addressed to such party at its address (or telecopier number) set forth below or to such other address or telecopier number as may be hereafter designated in writing by either of them to the other:

if to Guarantor:                  INTERNATIONAL AIRCRAFT INVESTORS
                                  3655 Torrance Boulevard, Suite 410
                                  Torrance, California  90503
                                  Attention:  President
                                  Telecopier No. (310) 316-8145
                                  Telephone No.  (310) 316-3080
if to Bank:                       WELLS FARGO BANK, N.A.
                                  707 Wilshire Boulevard, 2818-164
                                  Los Angeles, California  90017
                                  Attention: Anthony Xinis
                                  Telecopier No. (213) 614-2569
                                  Telephone No. (213) 614-4745

                 8. No Waiver; Cumulative Remedies. A waiver by Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Bank would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Bank any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                 9.       Miscellaneous.

                 9.1 None of the terms or provisions of this Guaranty may be amended, waived, altered, modified, or terminated except by an instrument in writing signed by the party against which enforcement of such amendment, waiver, alteration, modification or termination is sought. This writing contains the complete, final and exclusive statement of the terms of the agreement between Guarantor and Bank relating to this guaranty. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor, and shall,together with the rights and remedies of Bank hereunder, inure to the benefit of Bank and its successors and assigns. The invalidity, illegality or unenforceability of any provision of this Guaranty shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

                 9.2 This Guaranty shall be governed by, and be construed and interpreted in accordance with, the laws of the State of California.

                 9.3 Guarantor acknowledges and agrees to the arbitration provisions attached hereto as Exhibit "A", the terms of which are incorporated herein.

                 9.4 Bank and Guarantor waive trial by jury in any litigation relating to, or in connection with, this Guaranty in which they shall be adverse parties.

                 IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                           INTERNATIONAL AIRCRAFT INVESTORS


                                        By:   /s/ Michael P. Grella
                                            -----------------------------------

                                        Title:  President
                                              ---------------------------------

ARBITRATION:


                 (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring any action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

                 (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                 (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

                 (d) Arbitration Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California,
(ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (ii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however that all three arbitrators must actively participate in all hearings and deliberations.

                 (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $10,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

                 (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control.

This Agreement may be amended or modified only in writing signed by Bank and Borrower. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.
This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.